Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 002-41839 on Form N-1A of our reports dated March 12, 2024, relating to the financial statements and financial highlights of Fidelity SAI Tax-Free Bond Fund and Fidelity Tax-Free Bond Fund, our report dated March 14, 2024, relating to the financial statements and financial highlights of Fidelity Series Large Cap Value Index Fund, and our report dated March 15, 2024, relating to the financial statements and financial highlights of Fidelity SAI Conservative Income Municipal Bond Fund, each a fund of Fidelity Salem Street Trust, appearing in the Annual Report on Form N-CSR of Fidelity Salem Street Trust for the year ended January 31, 2024, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
March 20, 2024